AMENDMENT TO ASSET PURCHASE AGREEMENT

THIS AMENDMENT TO ASSET PURCHASE AGREEMENT (the "Agreement") is effective as of October 29, 2010.

BETWEEN:

ON4 COMMUNICATIONS, INC., a Delaware company, having its business address at 16413 N. 91 Street, C100, Scottsdale, AZ 85260

(the “Seller”)

AND:

ON4 COMMUNICATIONS, INC. (CANADA), a Canadian company, having its business address at 15615 N. 71 Street, Ste. 108, Scottsdale, AZ 85254

(the “Buyer”)

WHEREAS:

A.	The Buyer and the Seller entered into an asset purchase agreement dated April 29, 2010 (the “Asset Purchase Agreement”);

B.
Pursuant to the Asset Purchase Agreement, the Seller sold all assets, rights and titles associated with the Business to the Buyer, specifically excluding certain rights or titles for which one or more patents were pending; and

C.	The Buyer and the Seller wish to amend the Asset Purchase Agreement pursuant to section 6 thereof in order to clarify the terms of the purchase and sale of the Business.

THIS AGREEMENT WITNESSES THAT in consideration of the premises and mutual covenants contained in this Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound hereby, agree as follows:

1.	Amendment. Section 1 of the Asset Purchase Agreement is hereby amended to include all right, title and interest in and to PetsMobility in the list of the Purchased Assets.

2.
Full Force and Effect.  Except as specifically amended by the foregoing, the Asset Purchase Agreement shall remain in full force and effect.  The Buyer and the Seller acknowledge and agree that the Asset Purchase Agreement is in full force and effect in advance of the execution and delivery of this Agreement.

3.	Definitions. Capitalized terms used but not defined in this Agreement shall have the same meaning assigned to such terms in the Asset Purchase Agreement.

4.	Binding Effect. This Agreement shall enure to the benefit of and be binding upon the parties and their respective successors and permitted assigns.

5.
Further Assurances.  Each of the parties shall promptly do, make, execute, deliver, or cause to be done, made, executed or delivered, all such further acts, documents and things as the other party hereto may reasonably require from time to time for the purpose of giving effect to this Agreement and shall use reasonable efforts and take all such steps as may be reasonably within its power to implement to their full extent the provisions of this Agreement.

6.
Counterparts.  This Agreement may be executed in counterparts and each such counterpart shall constitute an original document and such counterparts, taken together, shall constitute one and the same instrument.

IN WITNESS WHEREOF the parties have duly executed and delivered this Agreement as of the date first written above.

ON4 COMMUNICATIONS, INC.

Per:      /s/ Cameron Robb
Authorized Signatory

ON4 COMMUNICATIONS, INC. (CANADA)

Per:      /s/ Cameron Robb
Authorized Signatory